    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1997


                                                      REGISTRATION NO. 333-24177
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             DELAWARE                            4813                           13-3769217
 (STATE OR OTHER JURISDICATION OF    (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                        575 LEXINGTON AVENUE, SUITE 410,
                            NEW YORK, NEW YORK 10022
                                 (212) 486-2900
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS AND
                               TELEPHONE NUMBER)
                            ------------------------
                                RONALD G. NATHAN
                                   PRESIDENT
                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                        575 LEXINGTON AVENUE, SUITE 410,
                            NEW YORK, NEW YORK 10022
                                 (212) 486-2900
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              STEVEN D. DREYER, ESQ.                          LAWRENCE G. NUSBAUM III, ESQ.
      HALL DICKLER KENT FRIEDMAN & WOOD, LLP                     GUSRAE, KAPLAN & BRUNO
                 909 THIRD AVENUE                                    120 WALL STREET
             NEW YORK, NEW YORK 10022                           NEW YORK, NEW YORK 10005
           TELEPHONE NO. (212) 339-5400                       TELEPHONE NO. (212) 269-1400
           TELECOPIER NO. (212) 935-3121                      TELECOPIER NO. (212) 809-5449

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                     Continued on following page

================================================================================

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                          PROPOSED         PROPOSED
                                                           MAXIMUM          MAXIMUM         AMOUNT OF
       TITLE OF EACH CLASS OF          AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED      PER SECURITY    OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value (the
  "Common Stock") to be Sold by the
  Registrant.........................    1,867,500(1)      $  7.00        $13,072,500      $  3,961.36
--------------------------------------------------------------------------------------------------------
Common Stock to be Sold by Certain
  Selling Securityholders............    1,185,000(2)         7.00          8,295,000         2,513.64
--------------------------------------------------------------------------------------------------------
Warrants Expiring April 18, 1999 to
  be sold by Certain Selling Security
  Holders (the "Second Private
  Placement Warrants")...............      462,500             n/a                n/a             0.00(4)
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of the Second Private Placement
  Warrants...........................      462,500(3)         7.70          3,561,250         1,079.17(4)
--------------------------------------------------------------------------------------------------------
Warrants Expiring Five Years After
  the Effective Date of this
  Registration Statement to be sold
  by Certain Selling Security Holders
  (the "Third Private Placement
  Warrants").........................    2,000,015             n/a                n/a             0.00(4)
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of Third Private Placement
  Warrants...........................    2,000,015(3)         5.75         11,500,086         3,484.87(4)
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of an Option Held by a Selling
  Securityholder.....................       25,000            2.00(5)          50,000            15.15
--------------------------------------------------------------------------------------------------------
Representative's Warrant.............            1           10.00                 10              n/a
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of Representative's Warrant........      165,000(3)        11.55(6)       1,905,750           577.50
--------------------------------------------------------------------------------------------------------
          Totals.....................           --              --        $38,384,596      $ 11,631.70*
========================================================================================================

 * $18,996.44 was previously paid. Accordingly no further fee payment is due with respect to the filing of this amendment.

(1) Includes 247,500 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Includes 30,000 shares of Common Stock which the Underwriters have agreed to purchase from a selling stockholder, and 1,155,000 shares of Common Stock to be offered on a delayed basis in non-underwritten transactions by certain selling securityholders.

(3) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the warrants and the Representative's Warrants.

(4) Pursuant to Rule 457(g), no fee is due with respect to registration of the Second Private Placement Warrants or the Third Private Placement Warrants. Instead, such fees are due with respect to the registration of the Common Stock issuable upon exercise thereof.

(5) Based upon the exercise price of the Option.

(6) Based upon 165% of the maximum offering price of the Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of the bylaws of Russian Wireless Telephone Company, Inc. (the "Company") provides for the indemnification of directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware grants corporations the right to limit or eliminate the personal liability of their Directors in certain circumstances in accordance with provisions therein set forth. Article 10 of the Company's Certificate of Incorporation, a copy of which is filed as an exhibit to this Registration Statement, and incorporated herein by reference, provides for the elimination of personal liability of a Director to the Corporation or its stockholders for monetary damages for the breach of the Director's fiduciary duty to the full extent allowable under
Section 102(b)(7).

     Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their Directors, officers, employees and agents in accordance with the provisions therein set forth. Article 8 of the Company's Bylaws, filed as an exhibit to this Registration Statement, and incorporated herein by reference, provides for indemnification of such person to the full extent allowable under applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company has applied for directors' and officers' liability insurance coverage with limits of $1,000,000 per occurrence.

     In the Underwriting Agreement relating to the Common Stock and Warrants being offered hereunder, the underwriters have agreed to indemnify the Company's directors and certain of its officers, upon the terms and under the circumstances described therein, as to certain civil liabilities, including liabilities under the Securities Act. The Company has also entered into indemnification agreements with each of its directors and officers which provide for indemnification to the fullest extent permitted by law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of Common Stock being registered. All amounts are estimates except the registration fee and the NASD fee.

                                                                            AMOUNT TO
                                                                             BE PAID
                                                                            ---------
        SEC Registration fee..............................................  $ 11,632
        NASD Filing fee...................................................     4,338
        Printing expenses.................................................   170,000
        Legal fees and expenses...........................................   300,000
        Accounting fees and expenses......................................   300,000
        Blue sky fees and expenses........................................    95,000
        Stock certificates................................................     5,000
        Miscellaneous.....................................................    34,030
                                                                            --------
                  Total...................................................  $920,000
                                                                            ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the three year period which ended on the date of filing of this Registration Statement, the Registrant sold the unregistered securities hereinbelow described.

     April 26, 1994 -- issuance of 550,000 shares of Registrant's Common Stock, $.01 par value (the "Common Stock") to Ronald G. Nathan in consideration for payment of $11,600. No underwriter, no discounts, no commissions. Exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act ("Rule 506"). Mr. Nathan was considered to be an accredited investor, as such term is defined by Rule 501 of Regulation D promulgated under the Securities Act (an "Accredited Investor"), at the time when such transaction was consummated.

     June 15, 1994 -- issuance of 488,000 shares of Common Stock to Harvey Block at inception for financial consulting services rendered prior to inception and for services rendered through June 15, 1994 in the amount of $11,600. Exempt from registration pursuant to Rule 506. Mr. Bloch was considered to be an Accredited Investor at the time when such transaction was consummated.

     June 1994 -- Registrant issued 12% unsecured promissory notes in the aggregate principal amount of $735,000, and warrants to purchase 750,000 shares of Common Stock to the investors identified below in connection with a private placement of 7.5 units consisting of such securities at an offering price of $100,000 per unit which was exempt from registration pursuant to Rule 506. Each of such investors was considered to be an Accredited Investor at the time of issuance of such securities. White Rock Partners & Co., Inc. served as placement agent in connection with said placement and received a consulting fee and non-accountable expense allowance of $75,000 and $22,500, respectively, in connection therewith.

                                                                     NUMBER OF     NUMBER OF
                                 NAME                                  UNITS       WARRANTS
    ---------------------------------------------------------------  ---------     ---------
    Hilda O'Connor.................................................     1/4          25,000
    Timothy Martin.................................................   1 1/2         150,000
    Elliot Braun...................................................     1/2          50,000
    Jeffrey Mulgeier...............................................     1/2          50,000
    James Noonan...................................................     1/2          50,000
    Jai Guar.......................................................     1/2          50,000
    Leah Hammerman.................................................     1/4          25,000
    George Rutland.................................................   1 1/2         150,000
    Charles Burkridge..............................................     1/2          50,000
    Zoger Investment Corp..........................................       1         100,000
    Sean Leahy.....................................................     1/2          50,000
                                                                        ---         -------
              Total................................................   7 1/2         750,000

     October 1994 -- Registrant issued 12% unsecured promissory notes in the aggregate principal amount of $980,000, and warrants to purchase 500,000 shares of Common Stock to the investors identified below in connection with a private placement of 10 units consisting of such securities at an offering price of $100,000 per unit which was exempt from registration pursuant to Rule 506. Each of such investors was considered to be an Accredited Investor at the time of issuance of such securities. The Registrant's obligations pursuant to such notes shall become due and payable on the earlier to occur of (i) the date of closing of its initial public offering of securities, or (ii) October 31, 1997. White Rock Partners & Co., Inc. and CMA Analytical Service, Inc. served as placement agents in connection with said placement and received a consulting fee and non-accountable expense allowance of $100,000 and $30,000, respectively, in connection therewith.

                           NAME                          NUMBER OF UNITS     NUMBER OF WARRANTS
    ---------------------------------------------------  ---------------     ------------------
    Slate Daiagi Realty................................        1/2                  25,000
    Lawrence T. Dunn III...............................        1/2                  25,000
    Michael Ciasulli...................................          1                  50,000
    Lehman Brothers....................................          7                 350,000
    Colonial Electric Consultant Corp..................          1                  50,000
                                                                --                 -------
              Total....................................         10                 500,000

     December 15, 1994 -- issuance of 600,000 shares of Common Stock to Ronald
G. Nathan in consideration for Registrant in the amount of $180,000. Exempt from registration pursuant to Rule 506. Mr. Nathan was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 19, 1994 -- issuance of 285,000 shares of Common Stock to J.P. Downey in consideration for services rendered to the Registrant in the amount of $1,850. Exempt from registration pursuant to Rule 506. Mr. Downey was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 19, 1994 -- issuance of 285,000 shares of Common Stock to Ernest Ferrante in consideration for services rendered to the Registrant in the amount of $1,850. Exempt from registration pursuant to Rule 506. Mr. Ferrante was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 19, 1994 -- issuance of 285,000 shares of Common Stock to Paul Signoracci in consideration for services rendered to the Registrant in the amount of $1,850. Exempt from registration pursuant to Rule 506. Mr. Signoracci was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 800,000 shares of Common Stock to Inversiones Santa Catalina, N.V. in consideration for payment in the amount of $8,000. Exempt from registration pursuant to Rule 506. Said investor was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 25,000 shares of Common Stock to Solomon Klotz in consideration for payment in the amount of $50.00. Exempt from registration pursuant to Rule 506. Mr. Klotz was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 5,000 shares of Common Stock to James Staff in consideration for payment in the amount of $50.00. Exempt from registration pursuant to Rule 506. Mr. Staff was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 5,000 shares of Common Stock to Thomas Turnure in consideration for payment in the amount of $50.00. Exempt from registration pursuant to Rule 506. Mr. Tenure was considered to be an Accredited Investor at the time when such transaction was consummated.

     February 1996 -- Registrant issued 8% unsecured promissory notes in the aggregate principal amount of $1,050,000, 300,000 shares of Common Stock and warrants to purchase 2,000,015 shares of Common Stock to the investors identified below in connection with a private placement of 30 units consisting of such securities at an offering price of $35,000 per unit which was exempt from registration pursuant to Rule 506. Each of such investors was considered to be an Accredited Investor at the time of issuance of such securities. The Registrant's obligations pursuant to such notes shall become due and payable on the earlier to occur of (i) the date of closing of its initial public offering of securities, or (ii) October 31, 1997. J.W. Barclay & Co., Inc. served as placement agent in connection with said placement and received a consulting fee and non-accountable expense allowance of $105,000 and $31,500, respectively, in connection therewith.

                        NAME                          NO. OF UNITS     NO. OF SHARES     NO. OF WARRANTS
----------------------------------------------------  ------------     -------------     ---------------
Dale Bertling.......................................        1              10,000              66,667
Howard Pack.........................................        1              10,000              66,667
Thomas Zenick.......................................      1/2               5,000              33,334
Royal Bank of Scotland..............................       15             150,000           1,000,005
David Hanos, Jr.....................................      1/2               5,000              33,334
Charles Leithauser..................................      1/2               5,000              33,334
Bernard Kolkana.....................................      1/2               5,000              33,334
Richard David.......................................      1/2               5,000              33,334
Leon Feldan.........................................      1/2               5,000              33,334
Jerome and Ann Coppola..............................        4              40,000             266,668
E. Dale Miller......................................      1/2               5,000              33,334
Boyd Corliss........................................      1/2               5,000              33,334
Wayne Adams and Lovella Adams.......................      1/2               5,000              33,334
Kenneth A. DeLonge..................................        1              10,000              66,667
Harold H. Singer....................................        3              30,000             200,001
Christopher Cirillo.................................      1/2               5,000              33,334
                                                           --
                                                                          -------           ---------
          Total.....................................       30             300,000           2,000,015

     December 19, 1996 -- Registrant borrowed the principal amount of $250,000 from each of Messrs. L.W. Cave, James Condakes and Howard M. Pack pursuant to agreements which provided for the repayment of such principal, together with interest accruing thereon at the rate of 8% per annum at the time of closing of the offering being made pursuant to the prospectus contained in this Registration Statement, or October 31, 1998. As an inducement to such lenders to make such loans, the Registrant issued 150,000 shares of Common Stock to each of them, for no additional consideration. The Registrant paid a commission of $75,000 to a registered representative of J.W. Barclay & Co., Inc., on behalf of said firm, in connection with consummation of such financings. Such transactions were exempt from registration pursuant to Rule 506. Said investors were considered to be Accredited Investors at the time when such transactions were consummated.

     February 10, 1997 -- Registrant issued 250,000 shares of Common Stock to Ronald G. Nathan and 500,000 shares of Common Stock to Mikhail Leibov pursuant to the merger of Russian Wireless Telephone Company, Inc. ("Russian Wireless") with and into the Registrant, and in consideration for the receipt and cancellation of 250,000 and 500,000 shares, respectively, of the common stock of Russian Wireless from them. Such transactions were exempt from registration pursuant to Rule 506. Messrs. Nathan and Leibov were considered to be Accredited Investors at the time when such transaction was consummated.

ITEM 27.  EXHIBITS.

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
  1.1       Form of Underwriting Agreement.****
  1.2       Form of Agreement Among Underwriters.****
  1.3       Form of Selected Dealers Agreement.****
  2.1       Certificate of Merger Between the Company and Russian Wireless Telephone Company,
            Inc.*
  3.1       Certificate of Incorporation of the Company.*
  3.2       Bylaws of the Company.*
  4.1       The Company's Omnibus Stock Incentive Plan.*
  4.2       Specimen Stock Certificate of the Company's Common Stock.*
  4.3       Form of Second Private Placement Warrant.****
  4.4       Form of Third Private Placement Warrant.****

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
  4.5       Form of Lockup Agreement.**
  4.6       Form of Representative's Warrant.
  4.7       Custodial Agreement and Power of Attorney.
  5         Opinion of Hall Dickler Kent Friedman & Wood, regarding the legality of the Common
            Stock and the Warrants.****
 10.1       Option Agreement Between the Company and Mikhail Leibov.*
 10.2       Option Exercise Agreement Between the Company and Mikhail Leibov.*
 10.3       Employment Agreement Between the Company and Ronald G. Nathan.*
 10.4       Extension of Employment Agreement Between the Company and Ronald G. Nathan.*
 10.5       Employment Agreement Between the Company and Mikhail Leibov.*
 10.6       Lease Between 780 Third Avenue Associates and the Company.**
 10.7       Lease Between Public Joint Stock Company PKB Proyektenergomash and Corbina
            Telecommunications.**
 10.8       Lease between Public Joint Stock Company PKB Proyektenergomash and
            Investelektrosvyaz.**
 10.9       Financial Consulting Agreement Between the Company and the Representative.
 10.10      Form of Indemnity Agreement to be entered into between the Company and its
            Directors and Officers.*
 10.11      Redemption Agreement between the Company and Harvey Bloch.**
 10.12      Distributor Agreement between Corbina Telecommunications ("Corbina") and
            Rustelnet.**
 10.13      International value added services distributor agreement between Sprint Networks and Corbina Telecommunications.**
 10.14      Service Agreement between Macomnet and Corbina.**
 10.15      Amendment dated June 16, 1997 to employment agreement between the Company and
            Ronald G. Nathan.**
 10.16      Amendment dated June 16, 1997 to employment agreement between the Company and
            Mikhail Leibov.**
 10.17      Redemption Agreement and promissory note between the Company and Inversiones Santa
            Catalina, N.V.**
 10.18      Amendment dated as of August 1, 1997, by and between the Company and Wayne Adams and Lovella Adams to Promissory Note and Warrant dated February 2, 1996.***
 10.19      Amendment dated as of August 1, 1997, by and between the Company and Dale Bertling to Promissory Note and Warrant dated February 2, 1996.***
 10.20      Rescission Agreement dated as of February 6, 1997, between the Company and Colonial
            Electric Consulting Corp.**
 10.21      Amendment dated June 18, 1997 to Rescission Agreement between the Company and
            Colonial Electric Consulting Corp.**
 10.22      Agreement dated March 15, 1996 between Corbina and ZAO Rustelnet.**
 10.23      Agreement dated December 21, 1995 Between Corbina and MACOMNET.**
 10.24      Agreement between Sprint Networks and Corbina.**
 10.25      Amendment No. 3 dated as of June 19, 1997 between the Company and Michael Ciasulli to that certain Promissory Note dated November 3, 1994.**

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
 10.26      Amendment No. 3 dated as of June 19, 1997 between the Company and Per Eric Dahl to that certain Promissory Note dated November 3, 1994.**
 10.27      Amendment No. 3 dated as of June 19, 1997 between the Company and Larry Dunn to that certain Promissory Note dated November 3, 1994.**
 10.28      Amendment No. 3 dated as of June 19, 1997 between the Company and Slate Daiagi
            Realty, Inc. to that certain Promissory Note dated November 3, 1994.**
 10.29      License issued to ZAO Investelektrosvyaz by the Ministry of Communications of the
            Russian Federation.**
 10.30      Agreement between Corbina and ZAO Kortek.**
 10.31      Amendment dated as of August 1, 1997, by and between the Company and Christopher
            Cirillo to Promissory Note and Warrant dated February 2, 1996.***
 10.32      Amendment dated as of August 1, 1997, by and between the Company and Jerome and Ann
            Coppola to Promissory Note and Warrant dated February 2, 1996.***
 10.33      Amendment dated as of August 1, 1997, by and between the Company and Boyd Corliss to Promissory Note and Warrant dated February 2, 1996.***
 10.34      Amendment dated as of August 1, 1997, by and between the Company and Richard David to Promissory Note and Warrant dated August 5, 1997.***
 10.35      Amendment dated as of August 1, 1997, by and between the Company and Kenneth A.
            DeLonge to Promissory Note and Warrant dated May 5, 1997.***
 10.36      Amendment dated as of August 1, 1997, by and between the Company and Leon Feldan to
            Promissory Note and Warrant dated February 2, 1996.***
 10.37      Amendment dated as of August 1, 1997, by and between the Company and David Hanos,
            Jr. to Promissory Note and Warrant dated February 2, 1996.***
 10.38      Amendment dated as of August 1, 1997, by and between the Company and Bernard
            Kolkana to Promissory Note and Warrant dated February 2, 1996.***
 10.39      Amendment dated as of August 1, 1997, by and between the Company and Charles
            Leithauser to Promissory Note and Warrant dated February 2, 1996.***
 10.40      Amendment dated as of August 1, 1997, by and between the Company and E. Dale Miller to Promissory Note and Warrant dated February 2, 1996.***
 10.41      Amendment dated as of August 1, 1997, by and between the Company and Howard Pack to
            Promissory Notes and Warrant dated February 2, 1996.***
 10.42      Amendment dated as of August 1, 1997, by and between the Company and The Royal Bank of Scotland International Limited to Promissory Note and Warrant dated May 5,
            1997.***
 10.43      Amendment dated as of August 1, 1997, by and between the Company and Harold H.
            Singer to Promissory Note and Warrant dated February 2, 1996.***
 10.44      Amendment dated as of August 1, 1997, by and between the Company and Thomas Zenick to Promissory Note and Warrant dated February 2, 1996.***
 11         Computations of Earnings (Loss) Per Share.***
 21         Subsidiaries of the Company.***
 23.1       Consent of Independent Auditors (See Part II, Page 10).
 23.2       Consent of Independent Auditors (See Part II, Page 10).
 23.3       Consent of Counsel (See Part II, Page 10).

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
 23.4       Consent of Counsel (See Part II, Page 10).
 24         Power of Attorney.*

---------------
   * Filed on March 28, 1997 as an exhibit to the Company's Registration Statement on Form SB-2 (Reg. No. 333-24177).

  ** Filed on July 3, 1997 as an exhibit to Amendment No. 1 to the Company's
     Registration Statement on Form SB-2.

 *** Filed on September 16, 1997 as an Exhibit to Amendment No. 2 to the
     Company's Registration Statement on Form SB-2.

**** Filed on October 29, 1997 as an Exhibit to Amendment No. 3 to the
     Company's Registration Statement on Form SB-2.


ITEM 28.  UNDERTAKINGS.

A.  Certificates

     The Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

B.  Rule 415 Offering

     The Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells any of the securities which are the subject of the prospectus included within this Registration Statement, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events which, individually or together, represent fundamental change in the information set forth in the Registration Statement; (iii) to include any additional or changed material information with respect to the plan of distribution.

     (2) For purposes of determining any liability under the Securities Act, the Registrant will treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C.  Request for Acceleration of Effective Date

     The Company may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.  Reliance on Rule 430A

     (1) For purposes of determining liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act (Section 230.424(b)(1), (4) or 230.497(h)) as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For purposes of determining liability under the Securities Act, the Registrant will treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to its registration statement to be signed on its behalf by the undersigned, in the City, County and State of New York on the 29th day of October, 1997.

                                          Russian Wireless Telephone Company,
                                          Inc.

                                          By:  /s/ RONALD G. NATHAN

                                             -----------------------------------
                                             Ronald G. Nathan, President
                                             (Principal Executive Officer)

     In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

                  SIGNATURE                                TITLE                     DATE
---------------------------------------------  ------------------------------  -----------------

            /s/ JACK W. BUECHNER               Director, Chairman of the        October 29, 1997
---------------------------------------------    Board
              Jack W. Buechner

            /s/ RONALD G. NATHAN               Director, President, Treasurer   October 29, 1997
---------------------------------------------    (Principal Executive and
              Ronald G. Nathan                   Principal Financial and
                                                 Accounting Officer)
           /s/ RICHARD N. HOLWILL              Director                         October 29, 1997
---------------------------------------------
             Richard N. Holwill

            /s/ STEVEN D. DREYER               Director, Secretary              October 29, 1997
---------------------------------------------
              Steven D. Dreyer

                        CONSENT OF INDEPENDENT AUDITORS

Russian Wireless Telephone Company, Inc.

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997 in Amendment No. 3 to the Registration Statement (Form SB-2, No. 333-24177) and related prospectus of Russian Wireless Telephone Company, Inc. dated October 29, 1997.

                                          ERNST & YOUNG LLP

New York, New York
October 29, 1997

                        CONSENT OF INDEPENDENT AUDITORS

Corbina Telecommunications

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997 with respect to the financial statements of Corbina Telecommunications included in Amendment No. 3 to the Registration Statement (Form SB-2, No. 333-24177) and related prospectus of Russian Wireless Telephone Company, Inc. dated October 29, 1997.

                                          ERNST & YOUNG (CIS) LIMITED

Moscow, Russian Federation
October 29, 1997

                               CONSENT OF COUNSEL

     We consent to the use of our firm's name and to the statements made with respect to our Firm, as they appear under the heading "Legal Matters" in the Prospectus which is included in Part I of this amendment to the Registration Statement.

                                          HALL DICKLER KENT FRIEDMAN & WOOD LLP

New York, New York
October 29, 1997

                               CONSENT OF COUNSEL

     I consent to the use of my name and to the statements made with respect to me, as they appear under the heading "Legal Matters" in the Prospectus which is included in Part I of this amendment to the Registration Statement.

                                          IRINA IGITOVA

Moscow, Russian Federation
October 29, 1997

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                             DESCRIPTION
-------         --------------------------------------------------------------------------------
   4.6      --  Form of Representative's Warrant.
   4.7      --  Custodial Agreement and Power of Attorney.